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                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                             U.S. INTERACTIVE, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                    ARTICLE I

                               OFFICES AND RECORDS

         SECTION 1.1 DELAWARE OFFICE. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware.

         SECTION 1.2. OTHER OFFICES. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

         SECTION 1.3. BOOKS AND RECORDS. The books and records of the Corporation may be kept at the Corporation's headquarters in Pennsylvania or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

                                   ARTICLE II

                                  STOCKHOLDERS

         SECTION 2.1. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held at such date, place and/or time as may be fixed by resolution of the Board of Directors.

         SECTION 2.2 SPECIAL MEETING. Subject to the rights of the holders of any series of preferred stock of the Corporation (the "Preferred Stock") or any other series or class of stock as set forth in the Amended and Restated Certificate of Incorporation or a Certificate of Designation to elect additional directors under specified circumstances, special meetings of the stockholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board").

         Notwithstanding the foregoing, as long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock are outstanding, unless otherwise required by the laws of the State of Delaware (i) any three (3) directors or (ii) any holder or holders of at least 25% of all of the then outstanding shares of Preferred Stock of the Company, voting as a separate class, shall have the right to call a meeting of the Stockholders.

         SECTION 2.3. PLACE OF MEETING. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation in Pennsylvania.

         SECTION 2.4. NOTICE OF MEETING. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally, or by mail, to each stockholder of record entitled to vote at such meeting; provided however, as long as that certain Second Amended and Restated Stockholders' Agreement among all of the stockholders of the Corporation and the Corporation has not been terminated, the Corporation shall provide the stockholders with ten (10) days' prior written notice of any intended mailing of a notice to stockholders for a meeting at which directors are to be elected. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present (except as otherwise provided by law), or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed and (unless the Amended and Restated Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.
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         SECTION 2.5. QUORUM AND ADJOURNMENT. Except as otherwise provided by law or by the Amended and Restated Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders resulting in less than a quorum.

         SECTION 2.6. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as may be permitted by law, or by his duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting.

         SECTION 2.7. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

         (A) ANNUAL MEETINGS OF STOCKHOLDERS. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 2.4 of these Bylaws, (b) by or at the direction of the Chairman of the Board or the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) of this Bylaw and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

         (2) For both nominations and other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each

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case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

         (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section
2.4 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation's Notice of Meeting, if the stockholder's notice as required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.
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         (C) GENERAL. (1) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

         (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         SECTION 2.8. PROCEDURE FOR ELECTION OF DIRECTORS. Election of directors at all meetings of the stockholders at which directors are to be elected need not be by written ballot, and, except as otherwise set forth in the Amended and Restated Certificate of Incorporation or any Certificate of Designation with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or any Certificate of Designation or these Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the outstanding Voting Stock present in person or represented by proxy at the meeting and entitled to vote thereon.

         SECTION 2.9. INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE POLLS.

         (A) The Board of Directors by resolution may appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

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         (B) The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 3.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Amended and Restated Certificate of Incorporation, any Certificate of Designation or by these Bylaws required to be exercised or done by the stockholders.

         SECTION 3.2. NUMBER, TENURE AND QUALIFICATIONS. Subject to the rights of the holders of any series of Preferred Stock as set forth in the Second Amended and Restated Stockholders' Agreement, or any other series or class of stock as set forth in the Amended and Restated Certificate of Incorporation, to elect directors under specified circumstances, the Board of Directors of the corporation shall consist of such number of directors, not less than six (6) not more than fifteen (15), as shall from time to time be fixed exclusively by resolution adopted by a majority of the Whole Board. The directors shall be divided into three classes in the manner set forth in the Amended and Restated Certificate of Incorporation of the Corporation, each class to be elected for the term set forth therein. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships) be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote.

         SECTION 3.3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than as set forth in this Bylaw, immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without notice other than such resolution; provided however, as long as that certain Second Amended and Restated Investors' Rights Agreement among certain of the stockholders of the Corporation and the Corporation has not been terminated, the Corporation shall hold meetings of the Corporation's Board of Directors not less than every three
(3) months.

         SECTION 3.4. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors; provided however, as long as that certain Second Amended and Restated Stockholders' Agreement among certain stockholders of the Corporation and the Corporation has not been terminated, any director elected solely by the holders of Preferred Stock may call a special meeting. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

         SECTION 3.5. NOTICE. Notice of any special meeting shall be given to each director at his business or residence in writing or by telegram or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by facsimile transmission, such notice shall be transmitted at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 7.1 of Article VII hereof. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

         SECTION 3.6. CONFERENCE TELEPHONE MEETINGS. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

         SECTION 3.7. QUORUM. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Notwithstanding the foregoing, as long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock are outstanding, unless otherwise required by the laws of the State of Delaware, a quorum for a meeting of the Board of Directors or any committee thereof of which a Preferred Director is a member shall require the attendance of at least one director nominated by the holders of Preferred Stock in accordance with the terms of the Second Amended and Restated Stockholders' Agreement (a "Preferred Director"), except that if any properly called Board Directors meeting is adjourned for lack of a Preferred Director, and such meeting is reconvened with proper notice as required for a new special meeting, a quorum at the reconvened meeting shall require a simple majority of the directors then holding office.
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         SECTION 3.8. VACANCIES. Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Amended and Restated Certificate of Incorporation, to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director; provided however, that as long as that certain Second Amended and Restated Stockholders Agreement among certain stockholders of the Corporation and the Corporation has not been terminated, (i) any vacancy on the Board of Directors resulting from the resignation, removal, death or any other termination for any reason of a director nominated by a vote of the holders of a majority of the Common Stock, voting together as a single class, may be filled by a vote of the holders of a majority of the shares of Common Stock, voting together as a single class; (ii) any vacancy on the Board of Directors resulting from the resignation, removal, death or any other termination for any reason of a director nominated by a vote of the holders of a majority of the Common Stock and the Preferred Stock (on an as-converted to Common Stock basis), voting together as a single class may be filled by a vote of the holders of a majority of the shares of Common Stock and the Preferred Stock (on an as-converted to Common Stock basis), voting together as a single class; any vacancy on the Board of Directors resulting from the resignation, removal, death or any other termination for any reason of a director nominated by a vote of the holders of a majority of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, may be filled by a vote of the holders of a majority of the shares of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, voting together as a single class; and any vacancy on the Board of Directors resulting from the resignation, removal, death or any other termination for any reason of a director nominated by a vote of the holders of a majority of the Series D Preferred Stock, voting together as a single class, may be filled by a vote of the holders of a majority of the shares of Series D Preferred Stock, voting together as a single class.

         SECTION 3.9. COMMITTEES. (A) The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         (B) Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.

         SECTION 3.10. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Amended and Restated Certificate of Incorporation, to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the then outstanding Voting Stock, voting together as a single class; provided however, subject to the Amended and Restated Certificate of Incorporation of the Corporation, that as long as that certain Second Amended and Restated Stockholders Agreement among certain stockholders of the Corporation and the Corporation has not been terminated, (i) any director nominated by a vote of the holders of a majority of the Common Stock, voting together as a single class may be removed by a vote of the holders of a majority of the shares of Common Stock, voting together as a single class, for any reason; (ii) any director nominated by a vote of the holders of a majority of the Common Stock and the Preferred Stock (on an as-converted to Common Stock basis), voting together as a single class may be removed by a vote of the holders of a majority of the shares of Common Stock and the Preferred Stock (on an as-converted to Common Stock basis), voting together as a single class, for any reason; and (iii) any director nominated by a vote of the holders of a majority of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, voting together as a single class, may be removed by a vote of the holders of a majority of the shares of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, voting together as a single class, for any reason; and (iv) any director nominated by a vote of the holders of a Series D Preferred Stock, voting together as a single class, may be removed by a vote of the holders of a majority of the shares of Series D Preferred Stock, voting together as a single class, for any reason.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.1. ELECTED OFFICERS. The elected officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

         SECTION 4.2. ELECTION AND TERM OF OFFICE. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section
4.8 of these Bylaws, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign.

         SECTION 4.3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such powers and perform such duties as directed by the Board of Directors.

         SECTION 4.4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors. Except where by law the signature of the Chairman of the Board is required, the Chief Executive Officer shall possess the power to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. He shall make reports to the Board of Directors and the stockholders, and shall perform all such other duties as are properly required of him by the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

         SECTION 4.5. PRESIDENT. The President shall act in a general executive capacity and shall assist the Chairman of the Board and Chief Executive Officer in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chairman of the Board or Chief Executive Officer, perform all duties of the Chairman of the Board and Chief Executive Officer and preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors.

         SECTION 4.6. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the Chief Executive Officer, or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board , Chief Executive Officer or the President, and attest to the same.

         SECTION 4.7. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board, Chief Executive Officer or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors may prescribe.

         SECTION 4.8. REMOVAL. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever, in their judgement, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

         SECTION 4.9. VACANCIES. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

                                    ARTICLE V

                        STOCK CERTIFICATES AND TRANSFERS

         SECTION 5.1. STOCK CERTIFICATES AND TRANSFERS.

         (A) The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

         (B) The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         SECTION 6.1. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

         SECTION 6.2. DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law, its Amended and Restated Certificate of Incorporation and any Designations and Descriptions of Preferred Stock.

         SECTION 6.3. SEAL. The corporate seal shall have inscribed the name of the Corporation thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         SECTION 6.4. WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders of the Board of Directors need be specified in any waiver of notice of such meeting.

         SECTION 6.5. AUDITS. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

         SECTION 6.6. RESIGNATIONS. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the Chief Executive Officer, President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary or at such later date as is stated therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

         SECTION 6.7. CONTRACTS. Except as otherwise required by law, the Amended and Restated Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

         SECTION 6.8. PROXIES. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President may from time to appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                   ARTICLE VII

                                   AMENDMENTS

         SECTION 7.1. AMENDMENTS. These Bylaws may be amended, altered, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting; PROVIDED, HOWEVER, that, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law, the Amended and Restated Certificate of Incorporation, any Certificate of Designation or these Bylaws, the affirmative vote of the holders of a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required in order for stockholders to alter, amend or repeal any provision of these Bylaws or to adopt any additional bylaw.